Exhibit 10.10

Expensify, Inc.
2019 Stock Plan
EARLY EXERCISE NOTICE AND RESTRICTED STOCK PURCHASE AGREEMENT
This Agreement (“Agreement”) is made as of ###EXERCISE_DATE### by and between Expensify, Inc., a Delaware corporation (the “Company”), and ###EMPLOYEE_NAME### (“Purchaser”).  To the extent any capitalized terms used in this Agreement are not defined, they shall have the meaning ascribed to them in the 2019 Stock Plan.
1.    Exercise of Option.  Subject to the terms and conditions hereof, Purchaser hereby elects to exercise his or her option to purchase ###QUANTITY_EXERCISED### shares of the Common Stock (the “Shares”) of the Company under and pursuant to the Company’s 2019 Stock Plan (the “Plan”) and the Stock Option Agreement dated ###GRANT_DATE### (the “Option Agreement”).  Of these Shares, Purchaser has elected to purchase Shares which have become vested as of the date hereof under the Vesting Schedule set forth in the Notice of Stock Option Grant (the “Vested Shares”) and ###NUM_SHARES_HELD_UNVESTED### Shares which have not yet vested under such Vesting Schedule (the “Unvested Shares”).  The purchase price for the Shares shall be ###ORIGINAL_GRANT_PRICE### per Share for a total purchase price of ###FUNDS_TO_SOLIUM###   The term “Shares” refers to the purchased Shares and all securities received in replacement of the Shares or as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser’s ownership of the Shares.
2.    Time and Place of Exercise.  The purchase and sale of the Shares under this Agreement shall occur at the principal office of the Company simultaneously with the execution and delivery of this Agreement in accordance with the provisions of Section 3(b) of the Option Agreement.  On such date, the Company will deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser (which shall be issued in Purchaser’s name) against payment of the purchase price therefor by Purchaser by (a) check made payable to the Company, (b) cash deposited by Purchaser into Purchaser’s Shareworks holdings account with Solium wiring funds to the Company on Purchaser’s behalf, (c) cancellation of indebtedness of the Company to Purchaser, (d) delivery of shares of the Common Stock of the Company in accordance with Section 4 of the Option Agreement, or (e) a combination of the foregoing.
3.    Limitations on Transfer.  In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company’s Repurchase Option (as defined below).  After any Shares have been released from such Repurchase Option, Purchaser shall not assign, encumber or dispose of any interest in such Shares except in compliance with the provisions below and applicable securities laws.
1.    Repurchase Option.
1.    In the event of the voluntary or involuntary termination of Purchaser’s employment or consulting relationship with the Company for any reason (including death or disability), with or without cause, the Company shall upon the date of such termination (the “Termination Date”) have an irrevocable, exclusive option (the “Repurchase Option”) for a period of 90 days from such date to repurchase all or any portion of the Shares held by Purchaser as of the Termination Date which have not yet been released from the Company’s Repurchase Option at the original purchase price per Share specified in Section 1 (adjusted for any stock splits, stock dividends and the like).
2.    Unless the Company notifies Purchaser within 90 days from the date of termination of Purchaser’s employment or consulting relationship that it does not intend to exercise its Repurchase Option with respect to some or all of the Shares, the Repurchase Option shall be deemed automatically exercised by the Company as of the 90th day following such termination, provided that the Company may notify Purchaser that it is exercising its Repurchase Option as of a date prior to such 90th day.  Unless Purchaser is otherwise notified by the Company pursuant to the preceding sentence that the Company does not intend to exercise its Repurchase Option as to some or all of the Shares to which it applies at the time of termination, execution of this Agreement by Purchaser constitutes written notice to Purchaser of the Company’s intention to exercise its Repurchase Option with respect to all Shares to which such Repurchase Option applies.  The Company, at its choice, may satisfy its payment obligation to Purchaser with respect to exercise of the Repurchase Option by either (A) delivering a check to Purchaser in the amount of the purchase price for the Shares being repurchased, or (B) in the event Purchaser is indebted to the Company, canceling an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (C) by a combination of (A) and (B) so that the combined payment and cancellation of indebtedness equals such purchase price.  In the event of any deemed automatic exercise of the Repurchase Option pursuant to this Section 3(a)(ii) in which Purchaser is indebted to the Company, such indebtedness equal to the purchase price of the Shares being repurchased shall be deemed automatically canceled as of the 90th day following termination of Purchaser’s employment or consulting relationship unless the Company otherwise satisfies its payment obligations.  As a result of any repurchase of Shares pursuant to this Section 3(a), the Company shall become the legal and beneficial owner of the Shares being repurchased and shall have all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.
3.    One hundred percent (100%) of the Unvested Shares shall initially be subject to the Repurchase Option.  The Unvested Shares shall be released from the Repurchase Option in accordance with the Vesting Schedule set forth in the Notice of Stock Option Grant until all Shares are released from the Repurchase Option.  Fractional shares shall be rounded to the nearest whole share.
2.    Right of First Refusal.  Before any Shares held by Purchaser or any transferee of Purchaser (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 3(b) (the “Right of First Refusal”).
1.    Notice of Proposed Transfer.  The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating:  (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the terms and conditions of each proposed sale or transfer.  The Holder shall offer the Shares at the same price (the “Offered Price”) and upon the same terms (or terms as similar as reasonably possible) to the Company or its assignee(s).
2.    Exercise of Right of First Refusal.  At any time within 30 days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (iii) below.
3.    Purchase Price.  The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 3(b) shall be the Offered Price.  If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.
4.    Payment.  Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.
5.    Holder’s Right to Transfer.  If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 3(b), then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 60 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section 3 shall continue to apply to the Shares in the hands of such Proposed Transferee.  If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, or if the Holder proposes to change the price or other terms to make them more favorable to the Proposed Transferee, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

6.    Exception for Certain Transfers.  Anything to the contrary contained in this Section 3(b) notwithstanding, the transfer of any or all of the Shares during Purchaser’s lifetime or on Purchaser’s death by will or intestacy to Purchaser’s Immediate Family or a trust for the benefit of Purchaser or Purchaser’s Immediate Family shall be exempt from the provisions of this Section 3(b). As used herein, a person is deemed to be a “Spouse” if (i) the relevant person and the related party are married under the applicable law of the state or country at the time and place the marriage was entered into, or (ii) are registered as “domestic partners” or have entered into a civil union or comparable relationship in a state or nation that sanctions such unions by law, such relationship is valid pursuant to applicable law at the time the parties entered into the relationship, and such relationship has not been dissolved under the law of the state or nation in which such relationship was initially or is currently recognized, provided the following circumstances are true:  (a) the relevant person and the Spouse reside together, are the sole spousal equivalent of the other and  intend to remain so indefinitely, (b) neither are married to anyone else, (c) both are at least 18 years of age and mentally competent to consent to contract, (d) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (e) they are jointly responsible for each other’s common welfare and financial obligations. “Immediate Family” as used herein shall mean Purchaser’s Spouse, the lineal descendant or antecedent, brother or sister, of Purchaser or Purchaser’s Spouse, or the Spouse of any lineal descendant or antecedent, brother or sister of Purchaser, or Purchaser’s Spouse.  In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 3, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 3.
3.    Involuntary Transfer.
1.    Company’s Right to Purchase upon Involuntary Transfer.  In the event, at any time after the date of this Agreement, of any transfer by operation of law or other involuntary transfer (including divorce or death, but excluding, in the event of death, a transfer to Immediate Family as set forth in Section 3(b)(vi) above) of all or a portion of the Shares by the record holder thereof, the Company shall have the right to purchase all of the Shares transferred at the greater of the purchase price paid by Purchaser pursuant to this Agreement or the Fair Market Value of the Shares on the date of transfer.  Upon such a transfer, the person acquiring the Shares shall promptly notify the Secretary of the Company of such transfer.  The right to purchase such Shares shall be provided to the Company for a period of 30 days following receipt by the Company of written notice by the person acquiring the Shares.
2.    Price for Involuntary Transfer.  With respect to any stock to be transferred pursuant to Section 3(c)(i), the price per Share shall be a price set by the Board of Directors of the Company that will reflect the current value of the stock in terms of present earnings and future prospects of the Company.  The Company shall notify Purchaser or his or her executor of the price so determined within thirty (30) days after receipt by it of written notice of the transfer or proposed transfer of Shares.  However, if the Purchaser does not agree with the valuation as determined by the Board of Directors of the Company, the Purchaser shall be entitled to have the valuation determined by an independent appraiser to be mutually agreed upon by the Company and the Purchaser and whose fees shall be borne equally by the Company and the Purchaser.
4.    Assignment.  The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any shareholder or shareholders of the Company or other persons or organizations.
5.    Restrictions Binding on Transferees.  All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, including, insofar as applicable, the Repurchase Option.  In the event of any purchase by the Company hereunder where the Shares or interest are held by a transferee, the transferee shall be obligated, if requested by the Company, to transfer the Shares or interest to the Purchaser for consideration equal to the amount to be paid by the Company hereunder.  In the event the Repurchase Option is deemed exercised by the Company pursuant to Section 3(a)(ii) hereof, the Company may deem any transferee to have transferred the Shares or interest to Purchaser prior to their purchase by the Company, and payment of the purchase price by the Company to such transferee shall be deemed to satisfy Purchaser’s obligation to pay such transferee for such Shares or interest, and also to satisfy the Company’s obligation to pay Purchaser for such Shares or interest.  Any sale or transfer of the Shares shall be void unless the provisions of this Agreement are satisfied.
6.    Termination of Rights.  The Right of First Refusal and the Company’s right to repurchase the Shares in the event of an involuntary transfer pursuant to Section 3(c) above shall terminate upon the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”).
7.    Market Standoff Agreement.  In connection with the initial public offering of the Company’s securities and upon request of the Company or the underwriters managing such underwritten offering of the Company’s securities, Purchaser agrees not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as may be requested by the Company or such managing underwriters and to execute an agreement reflecting the foregoing as may be requested by the underwriters at the time of the Company’s initial public offering; provided however that, if during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or prior to the expiration of the restricted period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, then, upon the request of the managing underwriter, to the extent required by any FINRA rules, the restrictions imposed by this subsection (g) shall continue to apply until the end of the third trading day following the expiration of the 15-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  In no event will the restricted period extend beyond 216 days after the effective date of the registration statement.
4.    Escrow of Unvested Shares.  For purposes of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares subject to the Repurchase Option, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached to this Agreement as Attachment A executed by Purchaser and by Purchaser’s spouse (if required for transfer), in blank, to the Secretary of the Company, or the Secretary’s designee, to hold such certificate(s) and Assignment Separate from Certificate in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms of this Agreement.  Purchaser hereby acknowledges that the Secretary of the Company, or the Secretary’s designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable.  Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party).  The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time.  Purchaser agrees that if the Secretary of the Company, or the Secretary’s designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement.
5.    Investment and Taxation Representations.  In connection with the purchase of the Shares, Purchaser represents to the Company the following:
1.    Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.  Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.  Purchaser does not have any present intention to transfer the Shares to any other person or entity.
2.    Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser’s investment intent as expressed herein.
3.    Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Shares for resale.  Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.
4.    Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser’s purchase or disposition of the Shares.  Purchaser represents that Purchaser has consulted any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.
6.    Restrictive Legends and Stop-Transfer Orders.
1.    Legends.  The certificate or certificates representing the Shares shall bear the following legends (as well as any legends required by applicable state and federal corporate and securities laws):
1.    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
2.    THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.
2.    Stop-Transfer Notices.  Purchaser agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
3.    Refusal to Transfer.  The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.
4.    Removal of Legend.  When all of the following events have occurred, the Shares then held by Purchaser will no longer be subject to the legend referred to in Section 6(a)(ii):  (i) the termination of the Right of First Refusal; (ii) the expiration or termination of the market standoff provisions of Section 3(g) (and of any agreement entered pursuant to Section 3(g)); and (iii) the expiration or exercise in full of the Repurchase Option.  After such time, and upon Purchaser’s request, a new certificate or certificates representing the Shares not repurchased shall be issued without the legend referred to in Section 6(a)(ii), and delivered to Purchaser.
7.    No Employment Rights.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Purchaser’s employment or consulting relationship, for any reason, with or without cause.
8.    Section 83(b) Election.  Purchaser understands that Section 83(a) of the Internal Revenue Code of 1986, as amended (the “Code”), taxes as ordinary income for a Nonstatutory Stock Option and as alternative minimum taxable income for an Incentive Stock Option the difference between the amount paid for the Shares and the Fair Market Value of the Shares as of the date any restrictions on the Shares lapse.  In this context, “restriction” means the right of the Company to buy back the Unvested Shares pursuant to the Repurchase Option set forth in Section 3(a) of this Agreement.  Purchaser understands that Purchaser may elect to be taxed at the time the Unvested Shares are purchased, rather than when and as the Repurchase Option expires, by filing an election under Section 83(b) (an “83(b) Election”) of the Code with the Internal Revenue Service within 30 days from the date of purchase.  Even if the Fair Market Value of the Unvested Shares at the time of the execution of this Agreement equals the amount paid for the Unvested Shares, the election must be made to avoid income and alternative minimum tax treatment under Section 83(a) in the future.  Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser.  Purchaser further understands that an additional copy of such election form should be filed with his or her federal income tax return for the calendar year in which the date of this Agreement falls.  Purchaser acknowledges that the foregoing is only a summary of the effect of United States federal income taxation with respect to purchase of the Shares hereunder, and does not purport to be complete.  Purchaser further acknowledges that the Company has directed Purchaser to seek independent advice regarding the applicable provisions of the Code, the income tax laws of any municipality, state or foreign country in which Purchaser may reside, and the tax consequences of Purchaser’s death.

Purchaser agrees that he or she will execute and deliver to the Company with this executed Agreement a copy of the Acknowledgment and Statement of Decision Regarding Section 83(b) Election (the “Acknowledgment”) attached hereto as Attachment B.  Purchaser further agrees that he or she will execute and submit with the Acknowledgment a copy of the 83(b) Election attached hereto as Attachment C (for tax purposes in connection with the early exercise of an option) if Purchaser has indicated in the Acknowledgment his or her decision to make such an election.
1.    Tax Consequences.  PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES.  PURCHASER REPRESENTS THAT:  (a) PURCHASER HAS CONSULTED WITH ANY TAX ADVISER WHO PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.  Set forth below is a brief summary as of the date the Plan was adopted by the Board of some of the U.S. Federal and California tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  PURCHASER SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.
1.    Exercise of Incentive Stock Option.  If the Option qualifies as an Incentive Stock Option, there will be no regular U.S. Federal income tax liability or California income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as a tax preference item for U.S. Federal alternative minimum tax purposes and may subject Purchaser to the alternative minimum tax in the year of exercise.
2.    Exercise of Nonqualified Stock Option.  If the Option does not qualify as an Incentive Stock Option, there may be a regular U.S. Federal income tax liability and a California income tax liability upon the exercise of the Option.  Purchaser will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If Purchaser is a current or former employee of the Company, the Company may be required to withhold from Purchaser’s compensation or collect from Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.
3.    Disposition of Shares. The following tax consequences may apply upon disposition of the Shares.
1.    Incentive Stock Options.  If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of an Incentive Stock Option and are disposed of more than two (2) years after the Date of Grant, any gain realized on disposition of the Shares will be treated as long term capital gain for U.S. Federal and California income tax purposes.  If Shares purchased under an Incentive Stock Option are disposed of within the applicable one (1) year or two (2) year period, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates in the year of the disposition) to the extent of the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.
2.    Nonstatutory Stock Options.  If the Shares are held for more than twelve (12) months after the date of the transfer of the Shares pursuant to the exercise of a Nonstatutory Stock Option, any gain realized on disposition of the Shares will be treated as long term capital gain.
3.    Withholding.  The Company may be required to withhold from the Purchaser’s compensation or collect from the Purchaser and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income.
4.    Notice of Disqualifying Disposition of Incentive Stock Option Shares.  If the Option is an Incentive Stock Option, and if Purchaser sells or otherwise disposes of any of the Shares acquired pursuant to the Incentive Stock Option on or before the later of (a) the date two (2) years after the Date of Grant, and (b) the date one (1) year after transfer of such Shares to Purchaser upon exercise of the Option, Purchaser shall immediately notify the Company in writing of such disposition.  Purchaser agrees that Purchaser may be subject to income tax withholding by the Company on the compensation income recognized by Purchaser from the early disposition by payment in cash or out of the current wages or other compensation payable to Purchaser.
2.    Miscellaneous.
1.    Governing Law.  This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

2.    Entire Agreement; Enforcement of Rights.  This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior discussions between them.  No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement.  The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
3.    Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith.  In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.
4.    Construction.  This Agreement is the result of negotiations between and has been reviewed by each of the parties hereto and their respective counsel, if any; accordingly, this Agreement shall be deemed to be the product of all of the parties hereto, and no ambiguity shall be construed in favor of or against any one of the parties hereto.
5.    Notices.  Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.
6.    Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
7.    Successors and Assigns.  The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by the Company’s successors and assigns.  The rights and obligations of Purchaser under this Agreement may only be assigned with the prior written consent of the Company.
8.    California Corporate Securities Law.  THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE.  THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
[Signature Page Follows]

The parties have executed this Exercise Agreement as of the date first set forth above.

COMPANY:

Expensify, Inc.

By:

Name:	David Barrett

Title:	President & CFO

PURCHASER:

###EMPLOYEE_NAME###

(Signature)

Address: ###HOME_ADDRESS_AT_EXERCISE###
I, _________________________, spouse of ###EMPLOYEE_NAME###, have read and hereby approve the foregoing Agreement.  In consideration of the Company’s granting my spouse the right to purchase the Shares as set forth in the Agreement, I hereby agree to be bound irrevocably by the Agreement and further agree that any community property or similar interest that I may have in the Shares shall hereby be similarly bound by the Agreement.  I hereby appoint my spouse as my attorney-in-fact with respect to any amendment or exercise of any rights under the Agreement.

Spouse of###EMPLOYEE_NAME### (if applicable)

ATTACHMENT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
FOR VALUE RECEIVED and pursuant to that certain Early Exercise Notice and Restricted Stock Purchase Agreement between the undersigned (“Purchaser”) and Expensify, Inc. (the “Company”) dated ###GRANT_DATE### (the “Agreement”), Purchaser hereby sells, assigns and transfers unto the Company _____________________ (_____) shares of the Common Stock of the Company, standing in Purchaser’s name on the books of the Company and represented by Certificate No. _________, and hereby irrevocably appoints Expensify, Inc. to transfer said stock on the books of the Company with full power of substitution in the premises.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE ATTACHMENTS THERETO.

Dated:

Signature:

###EMPLOYEE_NAME###

Spouse of ###EMPLOYEE_NAME### (if applicable)
Instruction:  Please do not fill in any blanks other than the signature line.  The purpose of this assignment is to enable the Company to exercise its Repurchase Option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

ATTACHMENT B
ACKNOWLEDGMENT AND STATEMENT OF DECISION REGARDING SECTION 83(b) ELECTION
The undersigned (which term includes the undersigned’s spouse), a purchaser of ____________ shares of Common Stock of Expensify, Inc., a Delaware corporation (the “Company”) by exercise of an option (the “Option”) granted pursuant to the Company’s 2019 Stock Plan (the “Plan”), hereby states as follows:
1.         The undersigned acknowledges receipt of a copy of the Plan relating to the offering of such shares.  The undersigned has carefully reviewed the Plan and the option agreement pursuant to which the Option was granted.
2.         The undersigned either [check and complete as applicable]:
(a) ____ has consulted, and has been fully advised by, the undersigned’s own tax advisor, _____________________________________, whose business address is ______________________________, regarding the federal, state and local tax consequences of purchasing shares under the Plan, and particularly regarding the advisability of making elections pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and pursuant to the corresponding provisions, if any, of applicable state law; or
(b) ____ has knowingly chosen not to consult such a tax advisor.
3.         The undersigned hereby states that the undersigned has decided [check as applicable]:
(a) ____ to make an election pursuant to Section 83(b) of the Code, and is submitting to the Company, together with the undersigned’s executed Early Exercise Notice and Restricted Stock Purchase Agreement, an executed form entitled “Election Under Section 83(b) of the Internal Revenue Code of 1986;” or
(b) ____ not to make an election pursuant to Section 83(b) of the Code.
4.         Neither the Company nor any subsidiary or representative of the Company has made any warranty or representation to the undersigned with respect to the tax consequences of the undersigned’s purchase of shares under the Plan or of the making or failure to make an election pursuant to Section 83(b) of the Code or the corresponding provisions, if any, of applicable state law.

Date:

###EMPLOYEE_NAME###

Date:

Spouse of ###EMPLOYEE_NAME### (if applicable)
PLEASE BE ADVISED:
It is purchaser’s responsibility to file the enclosed 83(b) Election with the Internal Revenue Service on or before 30 days from the date of the agreement.
Purchaser SHOULD SEND by certified mail, return receipt requested, AN ORIGINAL, SIGNED 83(b) Election, along with a copy and a self-addressed stamped return envelope TO THE IRS AT the irs service center where the taxpayer files his or her tax return.
Purchaser’s cover letter should request that the IRS return the copy of the 83(b) Election back to Purchaser via the self-addressed stamped return envelope.
Purchaser understands that failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser.  Purchaser further understands that an additional copy of such election form should be filed with Purchaser’s federal income tax return for the calendar year in which the date of this Agreement falls.

ATTACHMENT C
ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code, to include in taxpayer’s gross income or alternative minimum taxable income, as applicable, for the current taxable year, the amount of any income that may be taxable to taxpayer in connection with taxpayer’s receipt of the property described below:
1.         The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER: ###EMPLOYEE_NAME###

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NO. OF SPOUSE:

TAXABLE YEAR:
2.         The property with respect to which the election is made is described as follows:
            ____________________ shares of the Common Stock of Expensify, Inc., a Delaware corporation (the “Company”).
3.         The date on which the property was transferred is:
4.         The property is subject to the following restrictions:
            Repurchase option at cost in favor of the Company upon termination of taxpayer’s employment or consulting relationship.
5.         The Fair Market Value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $____________
6.         The amount (if any) paid for such property: $____________
            The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Date:

###EMPLOYEE_NAME###

Date:

Spouse of ###EMPLOYEE_NAME### (if applicable)